Huttig Building Products, Inc. 2008 Fourth Quarter and Full Year Preliminary Results
ST. LOUIS, MO, February 9, 2009 — Set forth below are preliminary results for the fourth quarter and year ended December 31, 2008 for Huttig Building Products, Inc. (OTC: HBPI), a leading domestic distributor of millwork, building materials and wood products.
Fourth Quarter Results
Due to the continued decline in housing starts, the Company reported a net loss from continuing operations of $15.3 million, or ($.73) per diluted share, in the 2008 fourth quarter compared to a net loss of $5.8 million, or ($.28) per diluted share, in the corresponding year ago quarter. Net sales declined 30% to $126.0 million compared to $179.9 million in the year-ago period.
Full Year Results
For the year ended December 31, 2008, the Company’s net loss from continuing operations of $35.2 million, or ($1.68) per diluted share, compares to a net loss from continuing operations of $8.0 million, or ($.39) per diluted share, in the prior year. Net sales declined 23% to $671.0 million compared to $874.8 million in 2007.
Operating results for 2008 and 2007 were impacted by $11.0 million and $3.8 million, respectively, of shut down costs, charges for inventory impairments and liquidations at closed branches and goodwill impairment charges, net of gains on the sale of facilities.
“During 2008, we continued our programs aimed at reducing our cost structure, managing inventories, generating cash, improving working capital and reducing debt,” said Jon Vrabely, President & CEO. “While we are not satisfied with our financial performance in 2008, these are unprecedented times and we will continue to focus on cost controls, preserving our liquidity and maintaining the integrity of our balance sheet to best position the Company for the future.”

Inventories declined 33% to $59.4 million at December 31, 2008 from $88.7 million at December 31, 2007. For the full year, net cash provided from operating activities was $3.6 million compared to $13.8 million in 2007. Working capital at the end of December 2008 was 13.7% of annualized net sales for the fourth quarter compared to 13.2% in the prior year period. Bank debt, net of cash, decreased 10% to $20.7 million at December 31, 2008 from $23.0 million a year ago. At December 31, 2008, the Company had $44.5 million of availability under its revolving credit facility in addition to outstanding borrowings
About Huttig
Huttig Building Products, Inc., currently in its 124th year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 30 distribution centers serving 45 states. The Company’s wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.
Forward-Looking Statements
The information included herein contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained herein, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.
Contact: Kenneth Young - (314)-216-2648 — kyoung@huttig.com

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions, Except Share and Per Share Data)

	December 31,	December 31,
	2008	2007
		Audited
ASSETS
CURRENT ASSETS:
Cash and equivalents	$2.8	$1.8
Trade accounts receivable, net	33.0	56.1
Inventories, net	59.4	88.7
Other current assets	5.5	13.6

Total current assets	100.7	160.2

PROPERTY, PLANT AND EQUIPMENT
Land	5.6	5.6
Building and improvements	29.4	30.2
Machinery and equipment	29.5	30.0

Gross property, plant and equipment	64.5	65.8
Less accumulated depreciation	40.1	39.2

Property, plant and equipment, net	24.4	26.6

OTHER ASSETS:
Goodwill, net	9.6	18.3
Other	3.3	5.1
Deferred income taxes	8.0	2.5

Total other assets	20.9	25.9

TOTAL ASSETS	$146.0	$212.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$0.4	$1.2
Trade accounts payable	23.5	50.1
Deferred income taxes	6.9	5.3
Accrued compensation	4.3	6.3
Other accrued liabilities	14.4	15.9

Total current liabilities	49.5	78.8

NON-CURRENT LIABILITIES:
Long-term debt, less current maturities	23.7	25.4
Other non-current liabilities	2.5	4.2

Total non-current liabilities	26.2	29.6

SHAREHOLDERS’ EQUITY
Preferred shares; $.01 par (5,000,000 shares authorized)	—	—
Common shares; $.01 par (50,000,000 shares authorized:
21,478,631 and 20,968,445 shares issued at December 31, 2008 and December 31, 2007, respectively)	0.2	0.2
Additional paid-in capital	37.3	36.1
Retained earnings	32.8	68.2
Less: Treasury shares, at cost (0 and 32,219 shares at December 31, 2008 and 2007, respectively	—	(0.2)

Total shareholders’ equity	70.3	104.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$146.0	$212.7

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Share and Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
				Audited
Net sales	$126.0	$179.9	$671.0	$874.8
Cost of sales	105.4	145.8	548.6	709.8

Gross margin	20.6	34.1	122.4	165.0
Operating expenses	34.1	41.8	151.3	174.1
Goodwill impairment	1.6	0.8	8.7	0.8
Gain on disposal of capital assets	(0.8)	(0.9)	(1.0)	(2.4)

Operating loss	(14.3)	(7.6)	(36.6)	(7.5)
Interest expense, net	0.6	0.8	2.6	4.2

Loss from continuing operations before income taxes	(14.9)	(8.4)	(39.2)	(11.7)
Provision (benefit) for income taxes	0.4	(2.6)	(4.0)	(3.7)

Loss from continuing operations	(15.3)	(5.8)	(35.2)	(8.0)
Loss from discontinued operations, net of taxes	(0.1)	—	(0.2)	(0.2)

Net loss	$(15.4)	$(5.8)	$(35.4)	$(8.2)

Net loss from continuing operations per share - basic and diluted	$(0.73)	$(0.28)	$(1.68)	$(0.39)
Net loss from discontinued operations per share - basic and diluted	—	—	(0.01)	(0.01)

Net loss per share — basic and diluted	$(0.73)	$(0.28)	$(1.69)	$(0.40)

Basic and diluted shares outstanding	20,980,795	20,657,846	20,922,502	20,570,125

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
				Audited
Cash Flows From Operating Activities:
Net loss	$(15.4)	$(5.8)	$(35.4)	$(8.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net loss from discontinued operations	0.1	—	0.2	0.2
Depreciation and amortization	1.1	1.0	4.5	4.8
Stock compensation	0.1	0.3	1.3	1.6
Impairment of long-lived assets	1.4	0.8	8.7	1.3
Gain on disposal of capital assets	(0.8)	(0.9)	(1.0)	(2.4)
Other adjustments	1.3	0.7	(3.2)	1.3
Changes in operating assets and liabilities:
Trade accounts receivable	31.8	27.9	23.1	18.0
Inventories	11.4	9.4	29.3	8.6
Trade accounts payable	(25.7)	(20.5)	(26.6)	(12.0)
Other	(1.1)	(2.7)	2.7	0.6

Total net cash provided by operating activities	4.2	10.2	3.6	13.8

Cash Flows From Investing Activities:
Capital expenditures	(0.3)	(0.4)	(2.0)	(3.0)
Proceeds from disposition of capital assets	0.9	1.0	1.5	4.0

Total cash provided by (used in) investing activities	0.6	0.6	(0.5)	1.0

Cash Flows From Financing Activities:
Borrowings and payments of debt, net	(8.6)	(21.1)	(2.5)	(20.2)
Debt issuance costs	(0.5)	—	(0.5)	—
Exercise of stock options	—	0.1	0.9	1.1

Total cash used in financing activities	(9.1)	(21.0)	(2.1)	(19.1)

Net increase (decrease) in cash and equivalents	(4.3)	(10.2)	1.0	(4.3)
Cash and equivalents, beginning of period	7.1	12.0	1.8	6.1

Cash and equivalents, end of period	$2.8	$1.8	$2.8	$1.8

Supplemental Disclosure of Cash Flow Information:
Interest paid	$0.5	$1.0	$2.3	$4.3
Income taxes refunded	0.1	0.4	5.3	4.4
Cash received from exercise of stock options	—	—	0.4	0.6
Assets acquired with debt obiligations	—	1.0	—	1.1

HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS WORKSHEET
(UNAUDITED)
(In Millions)

	Three Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2008
	As Reported	Charges/Gain	Adjusted	As Reported	Charges/Gain	Adjusted
Net sales	$126.0		$126.0	$671.0		$671.0
Gross margin	20.6	(0.1)	20.5	122.4	1.0	123.4
Operating expenses	34.1	—	34.1	151.3	(2.1)	149.2
Goodwill impairment	1.6	(1.6)	—	8.7	(8.7)	—
Gain on disposal of capital assets	(0.8)	0.8	—	(1.0)	0.8	(0.2)

Operating loss	(14.3)	0.7	(13.6)	(36.6)	11.0	(25.6)

Gross margin	16.3%		16.3%	18.2%		18.4%
Operating expenses margin	27.1%		27.1%	22.5%		22.2%
Operating loss margin	-11.3%		-10.8%	-5.5%		-3.8%

	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	As Reported	Charges/Gain	Adjusted	As Reported	Charges/Gain	Adjusted
Net sales	$179.9		$179.9	$874.8		$874.8
Gross margin	34.1	0.5	34.6	165.0	1.5	166.5
Operating expenses	41.8	(1.1)	40.7	174.1	(3.8)	170.3
Goodwill impairment	0.8	(0.8)	—	0.8	(0.8)	—
Gain on disposal of capital assets	(0.9)	0.9	—	(2.4)	2.3	(0.1)

Operating profit (loss)	(7.6)	1.5	(6.1)	(7.5)	3.8	(3.7)

Gross margin	19.0%		19.2%	18.9%		19.0%
Operating expenses margin	23.2%		22.6%	19.9%		19.5%
Operating loss margin	-4.2%		-3.4%	-0.9%		-0.4%